SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report (earliest event reported): June 29, 2004

NEWTEK BUSINESS SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

New York	001-16123	11-3504638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 Quentin Roosevelt Blvd., Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (516) 390-2260

Newtek Capital, Inc.

(Former Name)

ITEM 5. Other Events and Required FD Disclosure.

On June 29, 2004, the Registrant announced that it had priced an underwritten public offering of 6,000,000 shares of common stock which it anticipated would raise gross proceeds of $21,600,000. The price per share for the offering was $3.60. The underwriters were also granted an option to purchase up to an additional 900,000 shares to cover over-allotments, one-half of which would be sold by the Registrant and would result in additional gross proceeds of up to $1,620,000. The Registrant’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On July 2, 2004, the Registrant announced consummation of the public offering of 6,000,000 shares of common stock at a per share price of $3.60, subject to the underwriters’ option to exercise the over-allotment option to purchase an additional 900,000 shares (of which 450,000 shares are to be provided by selling shareholders) on or before August 1, 2004. Gross proceeds of $21,600,000 were raised in the offering. The Registrant’s press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit	99.1 Press Release dated June 29, 2004 announcing pricing of the public offering.

Exhibit	99.1 Press Release dated July 2, 2004 announcing consummation of the public offering.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: July 2, 2004	/s/ Barry Sloane
Barry Sloane
Chairman of the Board, Chief Executive Officer,
and Secretary